Exhibit 10.1
SPECIAL ADVISOR AGREEMENT

This special advisor agreement (the “Agreement”), effective April 14, 2026 (“Effective Date”) by and between Jeffrey S. Sherman (“Advisor”), an individual whose address is [REDACTED] and NeoGenomics Laboratories, Inc., a Florida corporation with its principal office located at 9490 NeoGenomics Way, Fort Myers, FL 33912 together with its affiliates, including NeoGenomics, Inc., and subsidiaries (“NeoGenomics” or the “Company”).
RECITALS

WHEREAS, NeoGenomics provides a wide range of oncology diagnostic testing and consultative services which includes technical laboratory services and professional interpretation of laboratory test results by licensed physicians who specialize in pathology and oncology (collectively, the “Business”), and

WHEREAS, Advisor is an executive and professional with specialized knowledge regarding the Company, its business, and its industry; and

WHEREAS, Advisor is willing to provide his professional expertise and knowledge in those areas required or desired by NeoGenomics; and
WHEREAS, NeoGenomics desires to contract with Advisor for the rendition and performance of such professional services, as more fully described in this Agreement, and Advisor agrees to render and perform such services on an independent contractor basis to NeoGenomics, on the terms and conditions set forth in this Agreement; and
NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated into this Agreement as an integral part hereof, and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NeoGenomics and Advisor, intending to be legally bound, hereby agree as follows:

1.Term of Engagement. The Agreement shall commence on the Effective Date of this Agreement and continue until April 13, 2028 (the “Term”).
2.Services. During the Term, Advisor will be responsible for providing professional strategic advisory consulting services (collectively, the “Services”), as more fully described in Exhibit A attached hereto.

3.Agreements of NeoGenomics. Pursuant to this Agreement, NeoGenomics agrees to the following:
a.Provide such information that may be necessary for the provision of the Services by Advisor; and
b.Provide such other support as Advisor may reasonably request in order for Advisor to perform his duties as outlined in paragraph 2 of the Agreement and Exhibit A attached hereto.

4.Compensation and Expenses. In consideration for the Services rendered by Advisor to NeoGenomics throughout the Term, the Company shall compensate Advisor in accordance with the terms set forth in Exhibit B attached hereto.

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5.Arm’s-length Compensation. The parties hereto agree that the compensation provided herein has been determined in arm’s-length bargaining and is consistent with fair market value in arm’s-length transactions. Furthermore, the compensation is not and has not been determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties for which payment may be made in whole or in part under Medicare or any other federal or state health care program or any other third party payor program.

6.Termination. This Agreement shall terminate on April 13, 2028 (the “Termination Date”). Advisor shall have the right to terminate this Agreement at any time during the Term by giving written notice to the Company at least thirty (30) days prior to the date of such termination. During the Term of this Agreement, in the event Advisor materially breaches Section 7 of this Agreement and after providing written notice thereof to the Advisor and allowing the Advisor thirty (30) days to cure such breach, if so curable, the Company shall have the right to terminate this Agreement by giving written notice to Advisor at least thirty (30) days prior to the date of such termination. Upon any termination, Advisor agrees to cease all representation on behalf of the Company, including, but not limited to representations to the Company’s customers that Advisor is acting on behalf of the Company in any capacity; provided, however the Advisor agrees to answer any reasonable follow-up inquiries from customers or the Company for matters on which he has previously reported or been involved.
7.Confidentiality and Non-Disclosure Agreement.

a)The term “Confidential Information” as used herein shall mean any and all information of the Company that is not generally available to the public, including (i) any information regarding customer lists and prospective customer lists; specific information on customers and prospective customers (including information on preferences, credit information, and pricing); customer contracts; other corporate contracts; marketing strategies, programs, plans and methods; promotional programs, plans, and methods; pricing policies, product strategies and methods of operation and other business methods; expansion plans, including existing and entry into new geographic and/or product markets; business policies and strategies; business forecasts, financial data, costs, sales and revenue reports, and any analyses not publicly disclosed; confidential information about employees, officers, directors and other representatives of the Company; other information which enables the Company to compete successfully; terms and conditions under which the Company deals with vendors and suppliers or prospective vendors or suppliers; Personal Information and Protected Health Information; the Company’s billing rates, pricing lists (including item and customer specific pricing information); facilities information, designs, trademarks, graphics, insignia, fascia, slogans, drawings, or other commercial symbols; trade secrets; license agreements; proprietary sales and utilization methods and techniques; proprietary compositions, ideas and improvements; pricing methods and strategies; computer programs, computer systems, computer data, system documentation, special hardware, product hardware, related software development and computer software design and/or improvements, computer disks or other computer storage medium, data, models or any other photographic or other tangible materials; market feasibility studies; documentation, marketing, and business needs of customers, potential and/or vendors; inventions; future the Company business plans; project files; design systems; information on current and potential vendors including, but not limited to, their identity, pricing, and purchasing information not generally known; correspondence, letters, notes, notebooks, reports, flowcharts, proposals, processes, spreadsheets, memoranda, files; and/or all other confidential or proprietary information belonging to the Company or relating to the

Exhibit 10.1
Company’s business and/or affairs; (ii) any information that is of value or significance to the Company that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, including information not generally known to the competitors of the Company nor intended by the Company for general dissemination; and (iii) any information received by the Company from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information shall not include any information that enters the public domain, other than as a result of unauthorized disclosure by Advisor or otherwise through a breach of Advisor’s obligations under this Agreement.

b)In the event that Advisor is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes) to disclose or produce any Confidential Information furnished in the course of its dealings with the other party or its affiliates, advisors or representatives, it is agreed that the Advisor will (i) provide the Company with prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be disclosed or produced so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement and (ii) consult with the Company as to the advisability of the Advisor taking of legally available steps to resist or narrow such request. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Advisor is nonetheless, in the written opinion of its legal counsel, compelled to disclose or produce Confidential Information concerning the Company to any tribunal or to stand liable for contempt or suffer other censure or penalty, the Advisor may disclose or produce such Confidential Information to such tribunal without liability hereunder; provided, however, that the Advisor shall give the Company written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use its best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced.

c)Advisor acknowledge(s) that this "Confidential Information" is of value to the Company by providing it with a competitive advantage over its competitors, is not generally known to competitors of the Company, is not information easily available to the public, and is not intended by the Company for general dissemination. Advisor acknowledges that this "Confidential Information" derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of reasonable efforts to maintain its secrecy. Therefore, the parties agree that all "Confidential Information" under this Agreement constitutes “Trade Secrets” under the law of any state in which the Advisor provides services to the Company or, in the absence of any such definition, as defined in the Uniform Trade Secrets Act.

d)Duty of Confidentiality. All Confidential Information is considered highly sensitive and strictly confidential. Accordingly, upon receiving any Confidential Information, Advisor agrees that all Confidential Information which Advisor will create or to which Advisor has access as a result of Advisor’s provision of the Services and other associations with the Company is and will remain the sole and exclusive property of the Company. Advisor agrees that, except as required for the performance of the Services, as expressly authorized in writing in advance by a duly

Exhibit 10.1
authorized officer of the Company, or as required by applicable law, Advisor will never at any time, either during or after the Term of this Agreement, directly or indirectly, use, publish, disseminate, distribute or otherwise disclose any Confidential Information to any other person or entity. Advisor agrees to take all steps necessary, and all steps requested by the Company, to ensure that the Confidential Information is kept secret and confidential and for the sole use and benefit of the Company and to comply with all applicable policies and procedures of the Company regarding the storage and security of all Confidential Information whether in hard copy form or stored on computer disks or other electronic media. Such policies and procedures may include, but not be limited to, a prohibition against Advisor sending any Company document to a personal e-mail account or using any removable media, such as a flash or external drive, absent explicit written permission from the Company. Advisor acknowledges that Advisor shall bear all costs, losses, and damages resulting from any intentional breach of this Section 7, to the fullest extent permitted by applicable law.

8.Return of Property. Upon the termination of this Agreement, regardless of why the Agreement terminates, Advisor shall return to the Company and/or certify that it has been deleted from Advisor’s computer all property owned by the Company and all Confidential Information indicated by the Company as well as any other Confidential Information that Advisor is aware that he has, in whatever form it exists, including all copies thereof. The Company agrees that so long as Advisor has made a good faith effort to return all such property and Confidential Information, Advisor shall be deemed to have complied with these provisions. The Company may at anytime call to Advisor’s attention that it has not yet received certain additional Confidential Information and Advisor shall promptly search for such additional Confidential Information and return it to the Company. The Company agrees that Advisor may delete any information that is proprietary to Advisor that may be contained within the Company’s Confidential Information prior to Advisor returning it to the Company.

9.Privacy and Security. The parties shall protect the privacy and confidentiality and provide for the security of all protected health information (“PHI”), as that term is defined in and in accordance with the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, and the privacy and security regulations promulgated thereunder at 45 C.F.R. parts 160 through 164 (“HIPAA”), and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, each party shall provide the other party with such information as reasonably necessary to perform their respective obligations under this Agreement. In addition, as the Company is a “covered entity,” as that term is defined under HIPAA and, as PHI may be exchanged between the parties under this Agreement, Advisor agrees to be bound by and comply with the separate Business Associate Agreement attached hereto as Exhibit C and incorporated herein by reference (“Business Associate Agreement”).

10.Change of Control. In the event that the Company undergoes a Change of Control during the Term of this Agreement, this Agreement shall survive until termination of the Term. The term “Change of Control” for purposes of this Agreement means the occurrence of any of the following events: (a) any “person” or “group” (as defined in Section 13(d) and 14(d) of the Exchange Act) together with their affiliates become the ultimate “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of voting stock of the Company representing more than fifty percent (50%) of the voting power of the total voting stock of the Company, or (b) the consummation of a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or a consolidation which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or the parent thereof) at least fifty percent (50%) of the combined voting power of

Exhibit 10.1
the voting securities of the Company or such surviving entity or the parent thereof, outstanding immediately after such merger or consolidation, or (c) the stockholders of the Company approve a plan of complete liquidation or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new member of the Board (other than a member of the Board designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (a), (b), or (c) of this Section 13 whose election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the members of the Board at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

11.Miscellaneous.

a) With the exception of the General Release of Claims dated December 5, 2022 (attached hereto as Exhibit D) and the Confidentiality, Non-solicitation and Non-compete Agreement dated December 7, 2022 (attached hereto as Exhibit E) executed between the Advisor and the Company, this Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. Except as otherwise provided in this paragraph, the Advisor hereby waives any claims that it might have under any previous oral or other contract. No modification or attempted waiver of this Agreement will be valid unless in writing and signed by the party against whom the same is sought to be enforced.

b) The provisions of this Agreement are separate and severable, and if any of them is declared invalid and/or unenforceable by a court of competent jurisdiction or an arbitrator, the remaining provisions shall not be affected.

c) If a court of competent jurisdiction determines that any of the restrictions against disclosure of Confidential Information, and/or solicitation contained in this Agreement are invalid in whole or in part due to over breadth, whether geographically, temporally, or otherwise, such court is specifically authorized and requested to reform such provision by modifying it to the smallest extent necessary to render it valid and enforceable, and to enforce the provision as modified.

d) This Agreement is the joint product of the Company and the Advisor, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Company and the Advisor and shall not be construed for or against either party hereto.

e) This Agreement will be governed by and construed in accordance with the provisions of the law of the State of Florida, without reference to provisions that refer a matter to the law of any other jurisdiction. Each party hereto hereby irrevocably submits itself to the exclusive personal jurisdiction of the federal and state courts sitting in Lee County, Florida; accordingly, any matters involving the Company and the Advisor with respect to this Agreement may be adjudicated only in a federal or state court sitting in Lee County, Florida.

f) All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express Mail, Federal Express or nationally recognized express delivery service, as follows:

Exhibit 10.1
(i) If to the Company, at the address listed at the preamble to this Agreement or its then primary executive offices to the attention of the General Counsel; and

(ii) If to the Advisor, at the address listed at the preamble to this Agreement or the Advisor’s primary legal residence which is listed at the signature block of this agreement. Should this address change, the Advisor agrees to promptly notify the Company of such change.

Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service, shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon telephonic confirmation of receipt by the party to whom it is addressed. All notices by facsimile transmission shall be followed up promptly after transmission by delivering an original copy by hand, certified or registered mail, or by Express Mail, Federal Express or other such delivery service. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

g) The parties agree that the Advisor is acting as an independent contractor under current Internal Revenue Service guidelines in the provision of services under this Agreement and that the Advisor shall be solely responsible for paying all taxes due on any Compensation hereunder. The Advisor understands and acknowledges that all Compensation hereunder is taxable to the Advisor and the Company has an affirmative obligation to report such amounts of Compensation on Form 1099 to the Internal Revenue Service each year. The Advisor agrees to provide its tax identification number in the signature block below. Advisor understands that the Company has no obligation to Advisor under state or federal laws regarding employee liability and that Advisor will have no right to any benefits provided by the Company from time to time to its employees, including medical or health benefit plans, pension, retirement, savings or similar plans or any other employee benefit plans of the Company. Advisor understands and agrees that: (a) Advisor will not be treated as an employee for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act, income tax withholding and applicable state laws including those pertaining to worker’s compensation, unemployment compensation and state income tax withholding; and (b) information returns will be filed with the appropriate federal and state taxing authorities indicating Advisor’s status as an independent contractor and reporting income paid to Advisor as required by law.

h) It is understood by and between the parties hereto that the covenant set forth in Sections 7 is an essential element of this Agreement. Such covenants by Advisor shall be construed as agreements independent of any other provision of this Agreement. The existence of any claim or cause of action of Advisor against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

i) This Agreement may be signed in counterparts, and by fax or Adobe Acrobat PDF file, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Exhibit 10.1
IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

NEOGENOMICS LABORATORIES, INC.:

By: /s/ Abhishek Jain     Name: Abhishek Jain
Title: Chief Financial Officer

ADVISOR:

/s/ Jeffrey Sherman
Jeffrey Sherman

Exhibit 10.1
EXHIBIT A
DESCRIPTION OF DUTIES AND SERVICES

In accordance with the terms and conditions of the Special Advisor Agreement between Jeffrey S. Sherman (“Advisor”) and NeoGenomics Laboratories, Inc. and its affiliates (“Company”) and Section 2 therein, this Exhibit A describes the duties and services (the “Services”) the Advisor shall perform under the Agreement.
1.Provide professional strategic, advisory services to the Company under the direction of the Company’s Chief Executive Officer (“CEO”) or Chief Financial Officer (“CFO”).
2.Participate in meetings and telephone conferences, as needed, with the CEO, CFO or other Company personnel to facilitate the provision of Services.

3.Such other activities as may be needed by the CEO or CFO at the expense of the Company. The spirit of this section is to try and account for other activities or issues that have not been addressed or identified in paragraphs (1) through (2) above.

Exhibit 10.1
EXHIBIT B COMPENSATION FOR SERVICES
In accordance with the terms and conditions of the Consulting Agreement between Jeffrey S. Sherman (“Advisor”) and NeoGenomics Laboratories, Inc. and its affiliates (“Company”) and Section 4 therein, this Exhibit B sets forth the compensation to be by the Company to the Advisor for the provision of the Services described in Exhibit A and Section 2 of the Agreement.
1.The Company agrees to pay Advisor $11,666.70 per month for the provision of Services set forth in Section 2 of the Agreement and Exhibit A attached hereto. Such payments will be made monthly within thirty (30) days of the end of the month for which Services were provided. Advisor agrees to prepare an invoice periodically, no more frequently than monthly, for all Services rendered on behalf of the Company during any given month of providing such Services.

2.In addition to any compensation payable hereunder, the Company shall also reimburse Advisor for all expenses reasonably incurred by her in connection with the Services performed on behalf of the Company under the Agreement including, but not limited to, airfare, hotel, rental car, food, and associated expenses, upon providing the original receipts and an expense report for such expenses in accordance with the Company’s standard expense reimbursement policy then in effect. Advisor agrees to seek prior written approval from NeoGenomics before incurring expenses in excess of $1,000.00 in any given month.

3.Except as may be set forth in this Exhibit B and the Agreement, each party shall be responsible for its own costs and expenses incurred in connection with this Agreement. Each party shall also bear and be responsible for paying any sales, use, or other federal, state, or local taxes it incurs as a direct or indirect result of entering into this Agreement.

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EXHIBIT C

BUSINESS ASSOCIATE AGREEMENT

THIS BUSINESS ASSOCIATE AGREEMENT (“Agreement”), effective on the last signature date below, is entered into by and between NeoGenomics Laboratories, Inc., a Florida corporation (“Covered Entity”), on behalf of itself and its affiliates with a principal place of business at 9490 NeoGenomics Way, Fort Myers, Florida 33912 and Jeffrey S. Sherman “Business Associate”) with its principal place of business at [REDACTED] (each a “Party” and collectively the “Parties”).

Type of Service(s) Provided by the Business Associate: Chief Financial Officer Advisor

BACKGROUND AND PURPOSE. The Parties have entered into, and may in the future enter into, one or more agreements (the “Underlying Contract(s)”), that require Business Associate to perform a service, function or activity involving the Use or Disclosure of PHI (as defined in Section 2), that is pursuant to this Agreement and subject to the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 (“HIPAA”), and the privacy and security regulations promulgated thereunder (45 C.F.R. Parts 160 and 164) (the “Privacy Regulations” and the “Security Regulations”); and the requirements of Subtitle D (Privacy) of the Health Information Technology for Economic and Clinical Health Act, as incorporated in the American Recovery and Reinvestment Act of 2009, and the implementing regulations, that apply to covered entities and business associates (“HITECH”), beginning on the date each applicable provision is specified to take effect. These laws and regulations shall collectively be referred to the as “Privacy Obligations”. This Agreement shall supplement and/or amend each of the Underlying Contract(s) only with respect to Business Associate’s receipt, Use, Disclosure, and creation of PHI under the Underlying Contract(s) to allow both Parties to comply with the Privacy Obligations and other laws applicable to the privacy and security of health information.

DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement shall have the same meaning as the meaning ascribed to those terms in the Privacy Obligations in effect or as amended.
“ePHI” means PHI (as defined in Section 2.2) transmitted by or maintained in Electronic
Media.

“PHI” shall have the same meaning as the term “Protected Health Information” in 45
C.F.R. § 160.103, limited to information created or received by Business Associate from or on behalf of Covered Entity, including, but not limited to ePHI.
OBLIGATIONS OF BUSINESS ASSOCIATE. To assure that the Covered Entity and Business Associate may achieve and maintain compliance with the requirements of the Privacy Obligations, Business Associate agrees to:
Not use or Disclose PHI received from Covered Entity in any manner that would constitute a violation of the Privacy Regulations if done by Covered Entity. No other Use or

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Disclosure of PHI by Business Associate is permissible, unless approved in writing by Covered Entity. Business Associate shall not directly or indirectly receive remuneration in exchange for any PHI received from or on behalf of Covered Entity, except as permitted by HITECH § 13405(d) and any implementing regulations that may be promulgated or revised from time to time, including, but not limited to, 45 C.F.R. §§ 164.502(a)(5)(ii) and 164.508(a)(4).
Not Use or Disclose PHI other than as permitted or required by this Agreement, the Underlying Contract(s) or as required by law. Business Associate may: (1) Use and Disclose PHI as permitted or required to perform its obligations as set forth in the Underlying Contract(s); (2) Use PHI for its proper management and administration; and (3) Use PHI to carry out its legal responsibilities.

Limit, to the extent practicable and except as permitted by 45 C.F.R. § 164.502(b)(2), its Use, Disclosure, and requests of PHI under the Agreement to a Limited Data Set or, if needed by Business Associate, to the minimum necessary PHI to accomplish the intended purpose of such Use, Disclosure or request.

Use reasonable and appropriate safeguards and comply, where applicable, with the Security Regulations with respect to ePHI, to prevent Use or Disclosure of PHI, other than as provided for by this Agreement. Business Associate shall also mitigate, to the extent practicable, any harmful effects of any violation of this Agreement of which it becomes aware.
Use reasonable and appropriate administrative, physical and technical safeguards to protect the Confidentiality, Integrity and Availability of ePHI that it receives, maintains, creates, or transmits to or on behalf of Covered Entity, as required by 45 C.F.R. § 164.314(a) and in compliance with the Privacy Obligations, including but not limited to 45 C.F.R. §§ 164.308, 164.310, 164.312 and 164.316. This includes adhering to applicable guidance published by the
U.S. Department of Health and Human Services (“HHS”) on appropriate safeguards.

Implement reasonable systems for the discovery and reporting of any breach of or Security Incident involving individually identifiable information (including, but not limited to, PHI) that, if misused, disclosed, lost or stolen, Covered Entity believes would trigger an obligation under the Privacy Obligations, or one or more State data breach notification laws, to notify the individuals who are the subject of the information. Such systems must allow for the discovery and reporting of any such breaches or Security Incidents within the time frames specified under this Agreement.

Maintain policies and procedures governing the protection of PHI and provide, upon Covered Entity’s request, access to and copies of any such policies and procedures.

If Business Associate becomes aware of any Use or Disclosure of PHI in violation of this Agreement, report any such Use or Disclosure to the designated privacy contact of Covered Entity in accordance with this Agreement.

Report to Covered Entity any Security Incident of which Business Associate becomes aware in the following manner: (a) any actual, successful Security Incident will be reported to

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Covered Entity in writing without unreasonable delay and in no case later than three (3) calendar days, and (b) any attempted, unsuccessful Security Incident will be reported to Covered Entity in writing (i) if the incident reflects an unusual pattern or practice, or (ii) upon request by Covered Entity. For purposes of this Agreement, an “unsuccessful Security Incident” includes activity such as pings and other broadcast attacks on Business Associate’s firewall, port scans, routine unsuccessful log-on attempts, denials of service and any combination of the above, so long as no such event may reasonably result in a compromise to the information system, tools, hardware, conduit, technology, and/or unauthorized access, Use or Disclosure of ePHI. If the Security Regulations are amended to remove the requirement to report unsuccessful attempts at unauthorized access, the requirement hereunder to report such unsuccessful attempts will no longer apply as of the effective date of the amendment.
Business Associate shall notify Covered Entity, in writing, immediately and in no event later than three (3) business days upon Discovery of a Breach of Unsecured PHI (as those terms are defined below).

i.“Unsecured PHI” means PHI that is not rendered unusable, unreadable, or indecipherable to unauthorized individuals through the use of a technology or methodology specified in the guidance issued under Section 13402(h)(2) of HITECH on the HHS website.

ii.“Breach” as used in this Agreement shall have the meaning given such term under 45 C.F.R. § 164.402 as such regulation is revised from time to time.

Such notice must include, to the extent possible:

the date and description of the Breach of Unsecured PHI (as governed by 45 C.F.R. § 164.404);
the date of the Discovery of the Breach of Unsecured PHI (which shall be deemed to have occurred as of the first day on which such Breach is known to Business Associate (including any person, other than the individual committing the Breach, who is an employee, officer, or other agent of the Business Associate, as determined in accordance with the federal common law of agency) or, by exercising reasonable diligence, should reasonably have been known to Business Associate);
a description of the types of Unsecured PHI that were involved (e.g., name, social security number, date of birth, address(es), account numbers of any type, disability codes, diagnostic and/or billing codes and similar information);
the name and contact information (e.g., mailing address, street address, phone number, email address) of each Individual whose Unsecured PHI has been, or is reasonably believed by Business Associate to have been, accessed, acquired, or disclosed during such Breach;
a brief description of what the Business Associate has done or is doing to investigate the Breach of Unsecured PHI, mitigate harm to the Individual(s) impacted by the Breach, and protect against future Breaches; and
any other details requested by Covered Entity for purposes of, including without limitation, completing an assessment of the risk of harm to the Individual and/or complying with 45 C.F.R. § 164.410.

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Business Associate shall also provide, to the extent possible, Covered Entity with any other available information that Covered Entity is required to include in the notification to Individuals under 45 C.F.R. § 164.404(c) or any applicable State data breach notification law at the time of Business Associate’s notification to Covered Entity or promptly thereafter as such information becomes available.

Following a Breach of Unsecured PHI, Business Associate agrees to establish procedures to investigate the Breach, mitigate losses, and protect against any future Breaches in the time and manner reasonably requested by Covered Entity. Business Associate will have a continuing duty to inform Covered Entity of new information learned by Business Associate regarding the Breach of Unsecured PHI, including but not limited to the information described in Sections 3.10(a)-(f) above. Business Associate shall also appoint a liaison and provide contact information for same so that Covered Entity may ask questions or learn additional information concerning the Breach of Unsecured PHI.

Business Associate shall, at the written request of Covered Entity, be responsible for the notifications to third parties (e.g., Individuals, the Secretary, the media) related to a Breach of Unsecured PHI by Business Associate. These notices shall be furnished at no additional charge to Covered Entity, and a copy of any notice shall be submitted to Covered Entity in advance for approval.

Business Associate shall document each risk assessment analysis it undertakes upon Discovery of a potential Breach of Unsecured Protected Health Information, and shall retain such analysis for six (6) years. Business Associate shall make such analyses available to Covered Entity within ten (10) business days of a Covered Entity request.

Business Associate agrees to pay actual costs for any associated mitigation incurred by Covered Entity, including the costs associated with making any notifications including, but not limited to, notifications conducted by Covered Entity, as a result of a Breach of Unsecured PHI by Business Associate (or an agent or contractor), such as credit monitoring and the cost of furnishing third-party notices, if Covered Entity determines that the Breach is significant enough to warrant such measures.

In the event of any conflict between this Section 3.10 and the Privacy Obligations, the more stringent requirements shall govern.

In the event any individually identifiable information is lost, stolen, used or disclosed in violation of one or more State data breach notification laws (“State Breach”), Business Associate shall promptly: (a) cooperate and assist Covered Entity with any investigation into any State Breach or alleged State Breach; (b) cooperate and assist Covered Entity with any investigation into any State Breach or alleged State Breach conducted by any State Attorney General or State Consumer Affairs Department (or their respective agents); (c) comply with Covered Entity’s determinations regarding Covered Entity’s and Business Associate’s obligations to mitigate to the extent practicable any potential harm to the individuals impacted by the State Breach; (d) assist with the implementation of any decision by Covered Entity or any State agency, including

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any State Attorney General or State Consumer Affairs Department (or their respective agents), to notify individuals impacted or potentially impacted by a State Breach, and (e) provide any other assistance or take any other actions that may be required to satisfy the requirements of any State data breach notification laws.

Subject to Covered Entity’s prior written approval of any agent or subcontractor that creates, receives, maintains, or transmits PHI on behalf of Business Associate in the course of performing the obligations set forth in the Underlying Contract(s), obtain and maintain a written agreement with such agent or subcontractor, pursuant to which such agent or subcontractor agrees to be bound by the same restrictions, terms and conditions that apply to Business Associate pursuant to this Agreement with respect to such PHI, including but not limited to the requirement that the agent or subcontractor implement reasonable and appropriate safeguards to protect any ePHI that is disclosed to it by Business Associate and that the agent or subcontractor report any Use or Disclosure of PHI in violation of this Agreement within a timeframe that permits Business Associate to comply with its reporting obligations under Sections 3.9 and 3.10 of this Agreement.
Make internal practices, policies, and procedures, books, agreements, and records relating to the Use or Disclosure of PHI received from, or created or received by Business Associate on behalf of Covered Entity available to the Secretary and Covered Entity, in a time and manner designated by the Secretary, for purposes of the Secretary determining Covered Entity's compliance with the Privacy Regulations. Business Associate shall promptly notify Covered Entity of any Secretary request and provide copies of any materials provided to the Secretary by Business Associate.

Document such Disclosures of PHI and information related to such Disclosures as would be required by Covered Entity to respond to a request for an accounting of Disclosures to an Individual in accordance with 45 C.F.R. § 164.528 (including, without limitation, a disclosure permitted under 45 C.F.R. § 164.512). Following notice by Covered Entity to Business Associate that it has received a request for an accounting of Disclosures of PHI, Business Associate shall make available such information as is in Business Associate’s possession to Covered Entity within ten (10) calendar days. In the event the request for an accounting is delivered directly to Business Associate, Business Associate shall forward such request to Covered Entity within five (5) calendar days.

If, and to the extent that, Business Associate maintains a Designated Record Set of Covered Entity, within fifteen (15) calendar days of receipt of a request by Covered Entity for access to PHI about an Individual contained in the Designated Record Set, make available to Covered Entity such PHI in accordance with 45 C.F.R. § 164.524 for so long as Business Associate maintains such information in the Designated Record Set. In the event that any Individual requests access to PHI directly from Business Associate, Business Associate shall forward such request to Covered Entity within five (5) calendar days. Any denials of access to the PHI requested shall be the responsibility of Covered Entity.

If, and to the extent that, Business Associate maintains a Designated Record Set of Covered Entity, within fifteen (15) calendar days from the receipt of a request from Covered Entity for the amendment of an Individual’s PHI contained in the Designated Record Set,

Exhibit 10.1
provide such information to Covered Entity for amendment and incorporate any such amendments in the PHI maintained by Business Associate as required by 45 C.F.R. § 164.526 for so long as Business Associate maintains such information in the Designated Record Set. If Business Associate receives a request for amendment to PHI directly from an Individual, Business Associate shall directly forward such request to Covered Entity within five (5) calendar days.
If Business Associate receives a request directly from an Individual to restrict disclosures of PHI pursuant to HITECH § 13405(a), directly forward such request to Covered Entity within five (5) calendar days. Business Associate shall comply with those restrictions that Covered Entity performing the obligations set forth in the Underlying Contract(s), obtain and maintain a written agreement with such agent or subcontractor, pursuant to which such agent or subcontractor agrees to be bound by the same restrictions, terms and conditions that apply to Business Associate pursuant to this Agreement with respect to such PHI, including but not limited to the requirement that the agent or subcontractor implement reasonable and appropriate safeguards to protect any ePHI that is disclosed to it by Business Associate and that the agent or subcontractor report any Use or Disclosure of PHI in violation of this Agreement within a timeframe that permits Business Associate to comply with its reporting obligations under Sections 3.9 and 3.10 of this Agreement.
Make internal practices, policies, and procedures, books, agreements, and records relating to the Use or Disclosure of PHI received from, or created or received by Business Associate on behalf of Covered Entity available to the Secretary and Covered Entity, in a time and manner designated by the Secretary, for purposes of the Secretary determining Covered Entity's compliance with the Privacy Regulations. Business Associate shall promptly notify Covered Entity of any Secretary request and provide copies of any materials provided to the Secretary by Business Associate.

Document such Disclosures of PHI and information related to such Disclosures as would be required by Covered Entity to respond to a request for an accounting of Disclosures to an Individual in accordance with 45 C.F.R. § 164.528 (including, without limitation, a disclosure permitted under 45 C.F.R. § 164.512). Following notice by Covered Entity to Business Associate that it has received a request for an accounting of Disclosures of PHI, Business Associate shall make available such information as is in Business Associate’s possession to Covered Entity within ten (10) calendar days. In the event the request for an accounting is delivered directly to Business Associate, Business Associate shall forward such request to Covered Entity within five (5) calendar days.

If, and to the extent that, Business Associate maintains a Designated Record Set of Covered Entity, within fifteen (15) calendar days of receipt of a request by Covered Entity for access to PHI about an Individual contained in the Designated Record Set, make available to Covered Entity such PHI in accordance with 45 C.F.R. § 164.524 for so long as Business Associate maintains such information in the Designated Record Set. In the event that any Individual requests access to PHI directly from Business Associate, Business Associate shall forward such request to Covered Entity within five (5) calendar days. Any denials of access to the PHI requested shall be the responsibility of Covered Entity.

Exhibit 10.1
If, and to the extent that, Business Associate maintains a Designated Record Set of Covered Entity, within fifteen (15) calendar days from the receipt of a request from Covered Entity for the amendment of an Individual’s PHI contained in the Designated Record Set, provide such information to Covered Entity for amendment and incorporate any such amendments in the PHI maintained by Business Associate as required by 45 C.F.R. § 164.526 for so long as Business Associate maintains such information in the Designated Record Set. If Business Associate receives a request for amendment to PHI directly from an Individual, Business Associate shall directly forward such request to Covered Entity within five (5) calendar days.
If Business Associate receives a request directly from an Individual to restrict disclosures of PHI pursuant to HITECH § 13405(a), directly forward such request to Covered Entity within five (5) calendar days. Business Associate shall comply with those restrictions that Covered Entity may direct.

OBLIGATIONS OF COVERED ENTITY.
Covered Entity agrees to timely notify Business Associate, in writing, of any arrangements between Covered Entity and the Individual that is the subject of PHI that may impact in any manner the Use and/or Disclosure of that PHI by Business Associate under this Agreement.
Covered Entity shall notify Business Associate, in writing, of any limitation(s) in its notice of privacy practices in accordance with 45 C.F.R. § 164.520, to the extent that such limitation may affect Business Associate’s Use or Disclosure of PHI.

Covered Entity shall not request Business Associate to Use or Disclose PHI in any manner that would not be permissible under the Privacy Obligations if done by Covered Entity.
Covered Entity shall limit, to the extent practicable and except as permitted by 45 C.F.R.
§ 164.502(b)(2), its Use, Disclosure, and requests of PHI under the Agreement to a Limited Data Set or, if needed, to the minimum necessary PHI to accomplish the intended purpose of such Use, Disclosure or request.
TERMINATION.
Upon Covered Entity’s knowledge of a material breach of the terms of this Agreement by Business Associate, Covered Entity may, at its discretion:
a.Provide an opportunity for Business Associate to cure the breach or end the violation, and terminate this Agreement (and any Underlying Contract(s)) if Business Associate does not cure the breach or end the violation within ten (10) days; or
b.Immediately terminate this Agreement (and any Underlying Contract(s)) if cure is not feasible.

Exhibit 10.1
In the event Covered Entity determines that Business Associate has committed a material breach of any term of this Agreement, Business Associate agrees that Covered Entity has a right to obtain injunctive relief to prevent further Use or Disclosure of PHI by Business Associate. In addition to injunctive relief, Covered Entity also shall have a right to pursue any other remedy provided by law or equity.

This Agreement shall automatically terminate with respect to any Underlying Contract(s) without any further action by the Parties when all of the PHI obtained from Covered Entity or created or obtained by Business Associate on behalf of Covered Entity in connection with that Underlying Contract is destroyed or returned to Covered Entity.
Notwithstanding anything herein to the contrary, this Agreement shall terminate when Business Associate has completed performance of the Underlying Contract(s), subject, however, to Sections 5.5 and 5.6 regarding the return and destruction of PHI.

Upon termination of the Underlying Contract(s), Business Associate shall either return or destroy, if feasible, any and all PHI received from Covered Entity or created or received by Business Associate on behalf of Covered Entity pursuant to that Underlying Contract that Business Associate still maintains in any form, and shall cause any subcontractors and agents to do the same. Upon termination of this Agreement, Business Associate shall either return or destroy, if feasible, any and all PHI received from Covered Entity or created or received by Business Associate on behalf of Covered Entity that Business Associate still maintains in any form, and shall cause subcontractors and agents to do the same. For purposes of this Agreement, destruction shall include, without limitation, destroying all backup tapes and permanently deleting all ePHI, and shall utilize techniques that meet or exceed guidance from HHS. Business Associate, and its subcontractors and agents, shall not retain any copies of such PHI.

Within thirty (30) days from the date of termination or other expiration of this Agreement, an authorized representative of Business Associate shall certify in writing to Covered Entity that all PHI has been returned or destroyed as provided above and that Business Associate, and its subcontractors or agents, no longer retain any such PHI in any form. Notwithstanding the foregoing, to the extent that it is not feasible for Business Associate, or its agents or subcontractors, to return or destroy such PHI, Business Associate shall provide to Covered Entity a written statement that it is infeasible to return or destroy the PHI and describe the conditions that make return or destruction of the PHI infeasible. Upon mutual agreement by the Parties that return or destruction of the PHI is not feasible, Business Associate, and its agents and subcontractors, shall extend the protections of this Agreement to such PHI, and such PHI shall be Used or Disclosed solely for such purpose or purposes which prevented the return or destruction of such PHI, for so long as Business Associate maintains the PHI.
The obligations of Business Associate under Section 5 shall survive termination of this Agreement.
MISCELLANEOUS.

Audits, Inspection, and Enforcement. Upon reasonable notice, Covered Entity or its agents may inspect the facilities, systems, books, and records of Business Associate to monitor

Exhibit 10.1
compliance with this Agreement. The fact that Covered Entity inspects, or fails to inspect, or has the right to inspect, Business Associate’s facilities, systems, and procedures does not relieve Business Associate of its responsibility to comply with this Agreement, nor does Covered Entity’s (i) failure to detect or (ii) detection, but failure to notify Business Associate or require Business Associate’s remediation of any unsatisfactory practices, constitute acceptance of such practice or a waiver of Covered Entity’s enforcement rights under this Agreement.
Subpoenas. Business Associate agrees to provide written notice to Covered Entity of any subpoena or other legal process seeking PHI received from or created on behalf of Covered Entity, or otherwise relating to Business Associate’s services, duties and obligations under the Agreement. Such notice shall be provided within forty-eight (48) hours of Business Associate’s receipt of such subpoena or legal process.

Notice. Any notice to Covered Entity required by this Agreement shall be sent via private courier service (e.g., Federal Express, United Parcel Service) to:

Attn: Chief Compliance Officer NeoGenomics Laboratories, Inc. 9490 NeoGenomics Way
Fort Myers, FL 33912

Interpretation. In the event of a conflict between this Agreement and the Underlying Contract(s), this Agreement shall prevail to the extent necessary to allow the Covered Entity and Business Associate to comply with the Privacy Obligations. Except as supplemented and/or amended by this Agreement, the terms of the Underlying Contract(s) shall continue unchanged and shall apply with full force and effect to govern the matters addressed in the Underlying Contract(s).

Survival. Notwithstanding any other provision of this Agreement to the contrary, the terms of Sections 3, 5, and 6.11 of this Agreement shall survive termination of this Agreement and continue indefinitely solely with respect to PHI Business Associate retains in accordance with this Agreement.
Amendment. The Parties mutually agree to enter into good faith negotiations to amend this Agreement from time to time in order for Covered Entity or Business Associate to comply with the requirements of the Privacy Obligations, as they may be amended from time to time, and any implementing regulations thereto that may be promulgated or revised from time to time.

No Third Party Beneficiaries. Nothing in this Agreement shall confer upon any person other than the Parties and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

Independent Contractors. None of the provisions of this Agreement are intended to create, nor will be deemed to create, any relationship between the Parties other than that of independent contracting parties with each other solely for the purposes of affecting the provisions of this Agreement and any other agreements between the Parties evidencing their business relationship.

Exhibit 10.1
Compliance with Law. Parties agree to comply with all applicable federal and State laws and regulations governing the confidentiality and security of PHI and individually identifiable information provided by Covered Entity to Business Associate as permitted or required by this Agreement.

Governing Law. This Agreement is governed by, and shall be construed in accordance with, applicable federal law and the internal laws of the State of Florida without regard to choice of law principles.

Indemnification. Business Associate agrees to indemnify, defend and hold harmless Covered Entity, and its respective owners, employees, directors, officers, subcontractors, agents or other members of its workforce, (each of the foregoing hereinafter referred to as “Indemnified Party”) against all actual and direct losses suffered by the Indemnified Party and all liability to third parties arising from or in connection with any breach of this Agreement or from any acts or omissions related to this Agreement, including, without limitation, losses related to a Breach of Unsecured PHI or breach of individually identifiable information, by Business Associate or its employees, directors, officers, subcontractors, agents or other members of its workforce. Accordingly, on demand, Business Associate shall reimburse any Indemnified Party for any and all actual and direct losses, liabilities, lost profits, fines, penalties, costs or expenses (including reasonable attorneys’ fees) which may for any reason be imposed upon any Indemnified Party by reason of any suit, claim, action, proceeding or demand by any third party which results from Business Associate’s acts or omissions hereunder. Business Associate’s obligation to indemnify any Indemnified Party shall survive the expiration or termination of this Agreement.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[Signatures Appear on the Following Page.]

Exhibit 10.1
IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed in its name and on its behalf.

BUSINESS ASSOCIATE:    COVERED ENTITY:
NEOGENOMICS LABORATORIES, INC.

By:/s/ Jeffrey Sherman        By: /s/ Abhishek Jain     Name: Jeffrey S. Sherman        Name: Abhishek Jain
Title: Chief Financial Officer Advisor    Title: Chief Financial Officer Date: April 14, 2026    Date: April 14, 2026

Exhibit 10.1
EXHIBIT D

Release
21

Exhibit 10.1
EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of December 5, 2022 by and between NeoGenomics, Inc. (the “Company”) and Jeffrey S. Sherman (the “Executive”).

WHEREAS, the Executive possesses certain experience and expertise that qualifies him to provide the direction and leadership required by the Company; and

WHEREAS, the Company desires to employ the Executive as Chief Financial Officer of the Company and the Executive wishes to accept such employment;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Company and the Executive agree as follows:

1.Position and Duties.

a.Effective as of December 7, 2022 (the “Commencement Date”), the Executive will be employed by the Company and NeoGenomics Laboratories, Inc., its primary operating subsidiary, on a full-time basis, as its Chief Financial Officer and, in such position, shall have such duties, responsibilities, and authority of a chief financial officer of a comparable company operating in the United States, including responsibility for finance, accounting, capital markets, treasury and tax. Executive will report directly to and be subject to the general supervision and direction of the Company’s Chief Executive Officer (“CEO”). In addition, the Executive may be asked from time to time to serve in similar capacities for one or more of the Company’s Affiliates or as a director or officer of one or more of the Company’s Affiliates, each without further compensation. For purposes of this Agreement, “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, equity interest or otherwise.

b.The Executive agrees to perform the duties of his position and such other duties as may reasonably be assigned to the Executive from time to time. The Executive also agrees that, while employed by the Company, he will devote his full business time, best efforts, business judgment, skill and knowledge exclusively to the advancement of the business interests of the Company and its Affiliates and to the discharge of his duties and responsibilities for them; provided, however, that the Executive may, without advance approval, participate in charitable activities and passive personal activities and may serve as an outside board member of one (1) unrelated company that does not compete with the company, provided that such activities do not, individually or in the aggregate, interfere with the performance of the Executive’s duties under this Agreement, are not in conflict with the business interests of the Company or any of its Affiliates, and do not violate the terms of the Restrictive Covenant Agreement.

c.The Executive agrees that, while employed by the Company, he will comply with all Company policies, practices and procedures and all codes of ethics or business conduct applicable to his or her position, as in effect from time to time.

2

Exhibit 10.1
d.The Executive’s principal place of employment shall be Dallas, Texas. Notwithstanding the foregoing, the Executive acknowledges that the Executive’s duties and responsibilities shall require the Executive to travel on business to fully perform the Executive’s duties and responsibilities hereunder.

2.     Compensation and Benefits. During the Executive’s employment hereunder, as compensation for all services performed by the Executive for the Company and its Affiliates, the Company will provide the Executive the following compensation and benefits:

a.Base Salary. The Company will pay the Executive a base salary at the rate of not less than $525,000 per year, payable in accordance with the regular payroll practices of the Company and subject to adjustment from time to time by the Board of Directors of the Company (the “Board”) or the Culture and Compensation Committee thereof (the “Compensation Committee”) in its discretion (as adjusted, from time to time, the “Base Salary”).

b.Bonus Compensation. For each fiscal year completed during the Executive’s employment under this Agreement, the Executive will be eligible to earn an annual bonus. The Executive’s target bonus will be 70% of the Base Salary (the “Target Bonus”), subject to adjustment from time to time by the Board or the Compensation Committee, with the actual amount of any such bonus to be determined by the Board or the Compensation Committee in its discretion, based on the Executive’s performance and/or the Company’s performance against goals established by the Board or the Compensation Committee. In order to receive any annual bonus hereunder, the Executive must be employed on the last day of the fiscal year to which the annual bonus relates, except that, if the Executive’s employment is terminated by the Company for Cause following the end of the fiscal year to which such annual bonus relates and before such bonus is paid to the Executive, the Executive shall not be entitled to any payment hereunder. Any annual bonus, to the extent earned, shall be paid not later than March 15th of the year following the year to which such bonus relates.

c.Cash Sign-On Award. Within thirty (30) days following the Commencement Date, the Company shall pay the Executive a cash sign-on bonus of $250,000 (the “Sign-On Bonus”). In the event the Company terminates the Executive’s employment for Cause (as defined below) or the Executive resigns without Good Reason (as defined below), in each case, within the one-year period following the Commencement Date, the Executive shall, within thirty (30) days following the date of such termination of employment, repay to the Company the gross amount of the Sign-On Bonus. Sign On Equity Awards. Subject to approval by the Board or the Compensation Committee, following Commencement Date, as a material inducement for the Executive to commence employment with the Company and in accordance with Nasdaq Listing Rule 5635(c)(4), the Executive will receive an equity grant (the “Initial Grant”) with an aggregate target value equal to approximately $3,000,000, with approximately one-half (1/2) inducement award Initial Grant to be in the form of restricted stock (the “Inducement Restricted Stock”) and the remaining portion of the Initial Grant to be in the form of stock options (the “Inducement Stock Options”), in each case as determined by the Board or the Compensation Committee in accordance with customary practice. One-third of the Inducement Restricted Stock (i.e., restricted stock (30) days following the date of such termination of employment, repay to the Company the gross amount of the Sign-On Bonus.

a.Sign On Equity Awards. Subject to approval by the Board or the Compensation Committee, following Commencement Date, as a material inducement for the Executive to commence
3

Exhibit 10.1
employment with the Company and in accordance with Nasdaq Listing Rule 5635(c)(4), the Executive will receive an equity grant (the “Initial Grant”) with an aggregate target value equal to approximately $3,000,000, with approximately one-half (1/2) inducement award Initial Grant to be in the form of restricted stock (the “Inducement Restricted Stock”) and the remaining portion of the Initial Grant to be in the form of stock options (the “Inducement Stock Options”), in each case as determined by the Board or the Compensation Committee in accordance with customary practice. One-third of the Inducement Restricted Stock (i.e., restricted stock having a target value equal to approximately $500,000) will be subject to time-based vesting and will vest ratably on an annual basis over a period of four (4) years from the date of grant and two-thirds of the Inducement Restricted Stock (i.e., restricted stock having a target value equal to approximately $1,000,000) will be subject to the same time-based vesting schedule (to the extent earned based on performance) and will also be subject to performance-based vesting based on an increase in the Company’s absolute total stockholder return of at least twenty (20) percent during the twelve (12)-month period that immediately follows the Commencement Date, as determined by the Board or the Compensation Committee and in all cases subject to the Executive’s continued employment. The Inducement Stock Options will be subject to time-based vesting and will vest ratably on an annual basis over a period of four (4) years from the date of grant, subject to the Executive’s continued employment. The Inducement Restricted Stock and the Inducement Stock Options will be subject to the terms of an award agreement evidencing such award and the plan (if any) under which they are granted. In the event of a conflict between the terms of this subsection and the terms of any award agreements or plan (if any), the agreements or plan (if any) shall control.

b.Annual Equity Awards. Beginning in 2023, the Executive shall be eligible, on an annual basis and subject to approval by the Board or the Compensation Committee, to be considered for an additional equity-based award or awards in recognition of the prior year’s performance with a target value of $2,000,000 (each, an “Annual Grant”). The actual value of any Annual Grants (if any) shall be determined based on Company and Executive performance, as approved by the Board or the Compensation Committee, with the terms and conditions of any such Annual Grants also determined by the Board or the Compensation Committee.

c.Participation in Employee Benefit Plans. The Executive will be entitled to participate in all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are duplicative of benefits otherwise provided to the Executive under this Agreement (e.g., a severance pay plan). The Executive’s participation will be subject to the terms of the applicable plan documents and generally applicable Company policies, as the same may be in effect from time to time, and any other restrictions or limitations imposed by law.

d.Vacations. The Executive will be entitled to vacation and/or paid time-off in accordance with the policies of the Company, as in effect from time to time.

e.Business Expenses. The Company will pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his or her duties and responsibilities for the Company, subject to any maximum annual limit and other restrictions on such expenses set by the Company from time to time and to such reasonable substantiation and documentation as may be specified by the Company from time to time. Further, the Company will provide the Executive with a mobile phone and home internet allowance in the aggregate amount of $250 per month. The Executive’s right to payment or reimbursement under this Agreement shall be subject to the following additional rules: (i) the amount of expenses eligible for payment or
4

Exhibit 10.1
reimbursement during any calendar year shall not affect the expenses eligible for payment or reimbursement in any other calendar year, (ii) payment or reimbursement shall be made not later than December 31 of the calendar year following the calendar year in which the expense or payment was incurred and (iii) the right to payment or reimbursement shall not be subject to liquidation or exchange for any other benefit. the expense or payment was incurred and (iii) the right to payment or reimbursement shall not be subject to liquidation or exchange for any other benefit.

3.     Confidentiality, Non-Solicitation and Non-Compete Agreement. The Executive agrees to the terms of the Confidentiality, Non-Solicitation and Non-Compete Agreement (the “Restrictive Covenant Agreement”) attached hereto as Addendum A and has signed the Restrictive Covenant Agreement. The Restrictive Covenant Agreement is hereby incorporated into and made a part of this Agreement. The Executive acknowledges and agrees that the provision of employment under this Agreement, the compensation provided under this Agreement and the execution by the Company of this Agreement constitute full, adequate and sufficient consideration to the Executive for the Executive’s duties, obligations and covenants under this Agreement and under the Restrictive Covenant Agreement.

4.     Termination of Employment. The Executive’s employment under this Agreement shall continue until terminated pursuant to this Section 4.

a.By the Company For Cause. The Company may terminate the Executive’s employment for Cause upon notice to the Executive setting forth in reasonable detail the nature of the Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following, as determined by the Company in its reasonable judgment: (i) failure to materially perform and discharge the duties and responsibilities of the Executive under this Agreement after receiving written notice and allowing the Executive ten (10) business days to cure such failure, if so curable, provided, however, that after one such notice has been given to the Executive and the ten (10) business day cure period has lapsed, the Company is no longer required to provide time to cure subsequent failures under this provision; (ii) any breach by the Executive of a material provision of this Agreement or any provision of the Restrictive Covenant Agreement; (iii) misconduct which, in the good faith opinion and sole discretion of the Board, is injurious to the Company; (iv) commission or indictment of a felony involving the personal dishonesty or moral turpitude of the Executive; or a determination by the Board, after consideration of all available information, that the Executive has knowingly violated Company policies or procedures involving discrimination, harassment, work place violence, or other policies or procedures; (v) engagement in illegal drug use or alcohol abuse which prevents the Executive from performing his or her duties in any manner; (vi) any misappropriation, embezzlement or conversion of the Company’s opportunities or property by the Executive; or (vii) willful misconduct, recklessness or gross negligence by the Executive in respect of the duties or obligations of the Executive under this Agreement and/or Restrictive Covenant Agreement. Any termination for Cause pursuant to this Section shall be given to the Executive in writing and shall set forth in detail all acts or omissions upon which the Company is relying to terminate the Executive for Cause.

b.By the Company Without Cause. The Company may terminate the Executive’s employment at any time other than for Cause to the Executive.

c.By the Executive for Good Reason. The Executive may terminate his employment for Good Reason, provided that (i) the Executive provides written notice to the Company, setting forth in reasonable detail the nature of the condition giving rise to Good Reason, within sixty (60) days of the initial existence of such condition, (ii) the condition remains uncured by the Company for a period of
5

Exhibit 10.1
thirty (30) days following such notice and (iii) the Executive terminates his employment, if at all, not later than thirty (30) days after the expiration of such cure period. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without the Executive’s consent: (i) a material diminution in the Executive’s Base Salary; (ii) a material diminution in the Executive’s title, authority, duties, or responsibilities; (iii) a change of more than fifty (50) miles in the geographic location which the Executive must perform services; (iv) any breach by Company of a material provision of this Agreement.; or (v) any requirement Executive report to someone other than the CEO.

d.By the Executive Without Good Reason. The Executive may terminate his employment without Good Reason at any time upon sixty (60) days’ notice to the Company. The Company may elect to waive such notice period or any portion thereof.

e.Death and Disability. The Executive’s employment hereunder shall automatically terminate in the event of the Executive’s death during employment. The Company may terminate the Executive’s employment, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his or her duties and responsibilities hereunder (notwithstanding the provision of any reasonable accommodation) for a period of ninety (90) days during any period of three hundred sixty-five (365) consecutive days. If any question shall arise as to whether the Executive is disabled to the extent that he is unable to perform substantially all of his duties and responsibilities for the Company and its Affiliates, the Executive shall, at the Company’s request, submit to a medical examination by a physician selected by the Company and Executive to whom the Executive or the Executive’s guardian, if any, has no reasonable objection to determine whether the Executive is so disabled, and such determination shall for purposes of this Agreement be conclusive of the issue. If such a question arises and the Executive fails to submit to the requested medical examination, the Company’s good faith, reasonable determination of the issue shall be binding on the Executive.

5.     Other Matters Related to Termination.

a.Final Compensation. In the event of termination of the Executive’s employment with the Company, howsoever occurring (except as provided in subclause (iv) below), the Company shall pay the Executive (i) the Base Salary for the final payroll period of his or her employment, through the date his or her employment terminates; (ii) reimbursement, in accordance with Section 2(h) hereof, for business expenses incurred by the Executive but not yet paid to the Executive as of the date his or her employment terminates, provided that the Executive submits all expenses and supporting documentation required within sixty (60) days of the date his or her employment terminates, and provided further that such expenses are reimbursable under Company policies then in effect; and (iii) other than in the case of a termination by the Company for Cause, with respect to any termination that occurs after December 31st of a year and prior to the time that annual bonuses are paid to employees with respect to such year, any annual bonus earned for the fiscal year prior to the fiscal year in which such termination occurs, which shall be payable at the same time as annual bonuses are paid to active employees of the Company (all of the foregoing, “Final Compensation”). Except as otherwise provided in Section 5(a)(iii), Final Compensation will be paid to the Executive within thirty (30) days following the date of termination or such shorter period required by law.

b.Severance Payments (Other than Terminations Occurring During the Change in Control Period). In the event of a termination of the Executive’s employment pursuant to Section 4(b) or
6

Exhibit 10.1
Section 4(c) above, other than any such termination occurring during the Change in Control Period (as defined below), the Company will pay and/or provide to the Executive, in addition to Final Compensation, the following severance payments and/or benefits, (i) an amount equal to one (1) times the Base Salary (the “Base Severance”); (ii) an amount equal to one (1) times the Target Bonus (the “Bonus Severance”); (iii) provided that the Executive timely elects to continue his coverage and that of any eligible dependents in the Company’s group health plans under the federal law known as “COBRA” or similar state law, a monthly amount equal to one hundred percent (100%) of monthly COBRA premiums, together with the two percent (2%) administration fee, until the earliest of (x) the date that is twelve (12) months following the date that the Executive’s employment terminates, (y) the date that the Executive and the Executive’s eligible dependents cease to be eligible for such COBRA coverage under applicable law or plan terms and (z) the date on which the Executive obtains health coverage from another employer (the “Health Continuation Benefits”); and (iv) with respect to any outstanding Company equity-based award the vesting of which is based solely on continued employment or service with the Company (each such award, a “Time-Based Equity Award”), accelerated vesting of the portion of each Time-Based Equity Award that would have vested by its terms in the twelve (12)-month period following the date the Executive’s employment terminates had the Executive remained continuously employed.

c.Severance Payments (Terminations Occurring During the Change in Control Period). In the event of a termination of the Executive’s employment pursuant to Section 4(b) or 4(c) above occurring during the twenty-four (24)-month period that follows or the three (3)-month period that precedes a Change in Control (such period, the “Change in Control Period”), in lieu of the payments and benefits set forth in Section 5(b) above, the Company will pay and/or provide to the Executive, in addition to the Final Compensation, (i) an amount equal to two (2) times the Base Salary (the “Enhanced Base Severance”); (ii) the “Bonus Severance; (iii) the Health Continuation Benefits; and (iv) the vesting of all outstanding unvested Time-Based Equity Awards will accelerate in full as of immediately prior to the date the Executive’s employment terminates or, in the case of termination during the three (3)-month period that precedes a Change in Control, upon such Change in Control, and all outstanding options to purchase common stock of the Company will remain exercisable for one year following such termination (or, if earlier, the end of the term of such option award). In the event the Executive’s employment terminates pursuant to Section 4(b) or 4(c) above during the three (3)-month period that precedes a Change in Control and the Executive receives payments and/or benefits under Section 5(b) above (the “Pre-Change in Control Severance Benefits”), any payments and/or benefits owed to the Executive under Section 5(c)(i) through 5(c)(iii) shall be reduced by the Pre-Change in Control Severance Benefits. In no event shall there be a duplication of payments and/or benefits under Section 5(b) and Section 5(c) of this Agreement. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events: (i) any “person” or “group” (as defined in Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) together with their affiliates become the ultimate “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of voting stock of the Company representing more than fifty percent (50%) of the voting power of the total voting stock of the Company; (ii) the consummation of a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or a consolidation which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or the parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or the parent thereof, outstanding immediately after such merger or consolidation; (iii) the stockholders of the Company approve a plan of
7

Exhibit 10.1
complete liquidation or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new member of the Board (other than a member of the Board designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (i), (ii) or (iii) of this definition) whose election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the members of the Board at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof. To the extent required to comply with Section 409A (as defined below), a “Change in Control” must also meet the requirements of a “change in control event”, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

d.Conditions To And Timing Of Severance Payments. Any obligation of the Company to provide the Executive the payments and benefits set forth in Section 5(b) or 5(c) above is conditioned on him signing and returning, without revoking, to the Company a timely and effective separation agreement containing a general release of claims and other customary terms in the form provided to the Executive by the Company at the time that the Executive’s employment terminates (the “Separation Agreement”). The Separation Agreement must become effective, if at all, by the sixtieth (60th) calendar day following the date the Executive’s employment terminates. Any Base Severance or Enhanced Base Severance to which the Executive is entitled will be payable in the form of salary continuation over the twelve (12)-month period following the date that the Executive’s employment terminates in accordance with the normal payroll practices of the Company. The first such payment will be made on the Company’s next regular payday following the expiration of sixty (60) calendar days from the date that the Executive’s employment terminates but will be retroactive to the day following such date of termination. The Bonus Severance will be payable in a lump sum payment on the Company’s next payday following the expiration of sixty (60) calendar days from the date that the Executive’s employment terminates. The Health Continuation Payments shall be made on a monthly basis, commencing on the date following the expiration of sixty (60) calendar days from the date that the Executive’s employment terminates, and any accelerated vesting of the Time-Based Equity Awards shall become effective as of the date that the Separation Agreement becomes effective in accordance with its terms.

e.Benefits Termination. Except for any right the Executive may have under the federal law known as “COBRA” or other applicable law to continue participation in the Company’s group health and dental plans at his cost, the Executive’s participation in all employee benefit plans shall terminate in accordance with the terms of the applicable benefit plans based on the date of termination of his or her employment, without regard to any continuation of the Base Salary or other payment to the Executive following termination of his employment, and, to the extent applicable, the Executive shall not be eligible to earn vacation or other paid time off following the termination of his employment.

f.Survival. Provisions of this Agreement shall survive any termination of employment if so provided in this Agreement or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the Executive’s obligations under the Restrictive Covenant Agreement. The obligation of the Company to make payments to the Executive under Section 5(b) or 5(c) above, and the Executive’s right to retain the same, are expressly conditioned upon his continued full performance of his obligations under the Restrictive Covenant Agreement. Upon termination by either the Executive or the Company, all rights, duties and obligations of the Executive
8

Exhibit 10.1
and the Company to each other shall cease, except as otherwise expressly provided in this Agreement or the Restrictive Covenant Agreement.

6.     Timing of Payments and Section 409A.

a.Notwithstanding anything to the contrary in this Agreement, if at the time the Executive’s employment terminates, the Executive is a “specified employee,” as defined below, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6)-month period or, if earlier, upon the Executive’s death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b) (including without limitation by reason of the safe harbor set forth in Section 1.409A-1(b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (B) benefits which qualify as excepted welfare benefits pursuant to Treasury regulation Section 1.409A-1(a)(5); or (C) other amounts or benefits that are not subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

b.For purposes of this Agreement, all references to “termination of employment” and correlative phrases shall, to the extent required to comply with Section 409A, be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section 1.409A-1(i).

c.Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

d.In no event shall the Company or any Affiliate have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

7.     Representations of the Executive. The Executive represents and warrants to the Company that (a) nothing in his past legal and/or work and/or personal experiences, which if became broadly known in the marketplace, would impair his or her ability to serve as the Chief Financial Officer of a publicly-traded company or materially damage his or her credibility with public shareholders; (b) the Executive has not been convicted of any criminal offense related to health care, or been debarred, sanctioned, excluded or otherwise made ineligible for participation in a federal or state health care program by any federal or state agency; (c) there are no restrictions, agreements, or understandings whatsoever to which the Executive is a party which would prevent or make unlawful his execution of this Agreement or employment hereunder; (d) the Executive’s execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Executive is a party or by which the Executive is bound; (e) the Executive is free and able to execute this Agreement and to continue employment with the Company; and (f) the Executive has not used and will not use confidential information or trade secrets belonging to any prior employers to perform services for the Company.
9

Exhibit 10.1

Compliance Agreements. The Executive agrees to provide services to the Company in compliance with all applicable federal and state laws and regulations, as well as all compliance guidance published by federal or state agencies, including, without limitation, the Medicare and Medicaid anti-kickback law, the Stark self-referral prohibition, and compliance guidance published by the Office of the Inspector General of the Department of Health and Human Service, and to assist the Company in remaining educated and in compliance with respect to such laws and regulations and compliance guidance. The Executive acknowledges that he understands these requirements and shall remain educated and informed regarding the applicable federal and state laws and regulations, as well as all compliance guidance published by federal or state agencies. In the event that the Executive knows or suspects that any activities of the Company or any personnel or contractor of the Company, or any client of the Company implicates any such requirements or guidance, the Executive agrees that he will immediately inform the Company and cooperate fully with the Company to investigate and address any compliance issues arising as a result of such known or suspected activities. The Executive further understands and acknowledges that compliance with this paragraph shall be a condition of employment.

9.     Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company to the extent required by applicable law.

10.     Section 280G. If any payment or benefit that the Executive may receive, whether or not payable or provided under this Agreement (a “Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (B) the largest portion, up to and including the total amount, of the Payment, whichever of the amounts determined under (A) and (B), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; reduction of employee benefits; and cancellation of accelerated vesting of outstanding equity awards. In the event that acceleration of vesting of outstanding equity awards is to be reduced, such acceleration of vesting shall be undertaken in the reverse order of the date of grant of the Executive’s outstanding equity awards. All calculations and determinations made pursuant this Section 10 will be made by an independent accounting or consulting firm or independent tax counsel appointed by the Company (the “Tax Counsel”) whose determinations shall be conclusive and binding on the Company and the Executive for all purposes. For purposes of making the calculations and determinations required by this Section 10, the Tax Counsel may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G of the Code and Section 4999 of the Code. The Company shall bear all costs the Tax Counsel may reasonably incur in connection with its services.

11.     Assignment. Neither the Executive nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, the Company may assign its rights and obligations under this Agreement without the Executive’s consent to one of its Affiliates or to any person with whom the Company shall
10

Exhibit 10.1
hereafter effect a reorganization, consolidate or merge, or to whom the Company shall hereafter transfer all or substantially all of its properties or assets. This Agreement shall inure to the benefit of and be binding upon the Executive and the Company, and each of their respective successors, executors, administrators, heirs and permitted assign

12.     Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.     Miscellaneous. This Agreement sets forth the entire agreement between the Executive and the Company, and replaces all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment. In the event of a conflict between the terms of this Agreement and the terms of any equity award agreement as it relates to the treatment of equity awards held by the Executive on a termination of the Executive’s employment, the terms of this Agreement shall control and shall supersede the terms of any such equity award agreement. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by the Executive and an expressly authorized representative of the Company. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This is a State of Florida contract and shall be governed and construed in accordance with the laws of the State of Florida, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction. The Executive consents to personal jurisdiction and venue of the Circuit Court in and for Lee County, Florida regarding any action arising under the terms of this Agreement and any and all other disputes between the Executive and the Company and its Affiliates.

14.     Arbitration. Except as provided in the Restrictive Covenant Agreement, any and all controversies and disputes between the Executive and the Company arising from this Agreement or regarding any matter whatsoever shall be submitted to arbitration before a single unbiased arbitrator skilled in arbitrating such disputes under the American Arbitration Association (“AAA”), utilizing its Employment Arbitration Rules and Mediation Procedures. Any arbitration action brought pursuant to this Section 14 shall be heard in Fort Myers, Lee County, Florida. The parties agree the final hearing for any arbitration shall commence within ninety (90) days after the arbitrator is appointed by the AAA.

15.     Notices. Any notices provided for in this Agreement shall be in writing and shall be effective when (i) emailed, (ii) delivered in person, (iii) or deposited in the United States mail, postage prepaid return receipt requested, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, to it at its principal place of business, attention of the CEO or Chairman of the Board or to such other address as either party may specify by notice to the other party.

11

Exhibit 10.1
IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:    THE COMPANY:

/s/ Jeffrey S. Sherman         By:     /s/ Chris Smith

Jeffrey S. Sherman    Name: Chris Smith
Title: Chief Executive Officer
12

Exhibit 10.1
EXHIBIT E

Confidentiality, Non-solicitation and Non-compete Agreement

Exhibit 10.1
NEOGENOMICS NON-COMPETITION, NON-SOLICITATION, AND NON-DISCLOSURE AGREEMENT

THIS NON-COMPETITION, NON-SOLICITATION, AND NON-DISCLOSURE
AGREEMENT (the “Agreement”) is made and entered into as of December 7, 2022, by and between Jeffrey S. Sherman (the “Employee”) and NeoGenomics Laboratories, Inc., a Florida Corporation, as defined below (“NeoGenomics”). Hereinafter, each of the Employee or NeoGenomics may be referred to individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Jeffrey S. Sherman and NeoGenomics, Inc. have entered into an employment agreement, dated December 7, 2022, that outlines the employment relationship between NeoGenomics and Employee (the “Employment Agreement”); and
WHEREAS, pursuant to the Employment Agreement, Employee agrees to enter into this Agreement; and
WHEREAS, Employee acknowledges that the terms of the Employment Agreement, including, without limitation, Employee’s employment, base salary, fringe benefits, and stock options, if applicable, as well as Employee’s being granted access to the good will, trade secrets and other Confidential Information (as defined below) of NeoGenomics, are sufficient consideration to Employee for the entry into this Agreement, along with other good and valuable consideration such as decisions to promote Employee in the future or provide additional compensation opportunities and other things of value described herein; and
WHEREAS, NeoGenomics, a company that specializes in cancer diagnostic testing and information services, owns and operates a network of College of American Pathology (“CAP”) accredited clinical laboratories that focus on the delivery of genetics and molecular testing services for solid tumor and hematopoietic cancers, including, validation laboratory services and informatics, cytogenetics, flow cytometry, fluorescence in-situ hybridization (“FISH”), immunohistochemistry (“IHC”), molecular assays, next-generation sequencing (“NGS”), liquid biopsy, morphology, and MultiOmyx™ NEO’s proprietary, multi-omics multiplexing methodology to hematologists, oncologists, pathologists, hospital systems, academic centers and pharmaceutical companies throughout the United States and internationally (collectively, the “Business”); and
WHEREAS, in employing Employee, NeoGenomics will invest in its Business and in providing Employee with specialized training about its Business, introducing and facilitating relationships connected to its Business and in sharing Confidential Information, including trade secrets, about its Business; and
WHEREAS, NeoGenomics has developed and will develop relationships with customers, prospective customers, vendors and suppliers related to, connected to, arising out of its Business as well as a reputation in the Business industry, which are and will become of great importance and value to NeoGenomics in connection with the Business, and the loss of or injury to the Business will result in substantial and irreparable damage to NeoGenomics; and

1

Exhibit 10.1
WHEREAS, in the course of Employee’s employment by NeoGenomics, Employee shall receive, be taught or otherwise have access to items and information associated with NeoGenomics, such as business and strategic plans, financial records, customer information, vendor information, supplier information, inventions, programs, formulas, trade secrets, techniques, processes, sales and marketing information, pricing information, and other information which is confidential and proprietary; and
WHEREAS, NeoGenomics has acquired and/or developed certain trade secrets and Confidential Information, as more fully described below, and has expended significant time and expense in acquiring or developing its trade secret or Confidential Information; and expends significant time and expense on an ongoing basis in supporting and training its employees, including Employee; and
WHEREAS, as a condition of employment or continued employment, Employee agrees to comply fully with the terms of this Agreement and all policies and procedures in effect for employees, including but not limited to, all terms and conditions set forth in any NeoGenomics handbook in effect from time to time, any code of conduct, any restrictive covenant policies and any other memoranda and communications applicable to Employee pertaining to NeoGenomics’ policies and procedures, and further agrees that the following restrictions on the Employee’s activities during and after his or her employment are reasonable and necessary to protect the legitimate interests of NeoGenomics; and
WHEREAS, the Parties hereto are entering into this Agreement as a condition precedent to the employment and/or continued employment of Employee with NeoGenomics.
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and intending to be legally bound hereby, NeoGenomics and Employee do hereby agree as follows:
AGREEMENT
1.Adoption of Recitals. Employee adopts the above recitals as being true and correct.
2.Definitions.
(a)The term “Business Partner” shall mean any customer, vendor, supplier or other business partner of NeoGenomics who has conducted business with NeoGenomics or entered into any contract for services with NeoGenomics within the one (1) year period immediately preceding the activity restricted by Section 6 of this Agreement.
(b)For purposes of this Agreement, the term “Confidential Information” shall mean any and all information of NeoGenomics that is not generally available to the public, including (i) any information regarding customer lists and prospective customer lists; specific information on customers and prospective customers (including information on preferences, credit information, and pricing); customer contracts; other corporate contracts; marketing strategies, programs, plans and methods; promotional programs, plans, and methods; pricing policies, product strategies and methods of operation and other business methods; expansion plans, including existing and entry into new geographic and/or product markets; business policies and strategies; business forecasts, financial data, costs, sales and revenue reports, and any analyses

2

Exhibit 10.1
not publicly disclosed; confidential information about employees, officers, directors and other representatives of NeoGenomics; other information which enables NeoGenomics to compete successfully; terms and conditions under which NeoGenomics deals with vendors and suppliers or prospective vendors or suppliers; Personal Information and Protected Health Information; NeoGenomics’ billing rates, pricing lists (including item and customer specific pricing information); facilities information, designs, trademarks, graphics, insignia, fascia, slogans, drawings, or other commercial symbols; trade secrets; license agreements; proprietary sales and utilization methods and techniques; proprietary compositions, ideas and improvements; pricing methods and strategies; computer programs, computer systems, computer data, system documentation, special hardware, product hardware, related software development and computer software design and/or improvements, computer disks or other computer storage medium, data, models or any other photographic or other tangible materials; market feasibility studies; documentation, marketing, and business needs of customers, potential and/or vendors; inventions; future NeoGenomics business plans; project files; design systems; information on current and potential vendors including, but not limited to, their identity, pricing, and purchasing information not generally known; correspondence, letters, notes, notebooks, reports, flowcharts, proposals, processes, spreadsheets, memoranda, files; and/or all other confidential or proprietary information belonging to NeoGenomics or relating to NeoGenomics’ business and/or affairs; (ii) any information that is of value or significance to NeoGenomics that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, including information not generally known to the competitors of NeoGenomics nor intended by NeoGenomics for general dissemination; and (iii) any information received by NeoGenomics from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information shall not include any information that enters the public domain, other than as a result of unauthorized disclosure by Employee or otherwise through a breach of Employee’s obligations under this Agreement.

(c)The phrase “directly or indirectly” shall include Employee either on Employee’s own account, or as a partner, owner, promoter, joint venturer, employee, agent, consultant, advisor, manager, Employee, independent contractor, officer, director, stockholder, or otherwise, of an entity.

(d)The term “NeoGenomics” shall mean one, all, or a combination of the following: NeoGenomics Laboratories, Inc., NeoGenomics Bioinformatics, Inc., NeoGenomics Foundation, Inc., Genesis Acquisition Holdings Corp., Genoptix, Inc., Minuet Diagnostics, Inc., Cynogen, Inc., Clarient, Inc., Clarient Diagnostic Services, Inc., Trapelo Health, LLC, NeoGenomics Europe, SA, NeoGenomics Singapore, Pte. Ltd., Suzhou NeoGenomics Pharmaceutical Research Co., Limited, and all related companies, including, but not limited to, predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, insurers, affiliates and assigns, and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest. Employee acknowledges that the related companies, as expressly identified herein, are third party beneficiaries of this Agreement.

3

Exhibit 10.1
(e)The term “Person” shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, other than NeoGenomics.
(f)The term “Personal Information” shall mean information that identifies or is reasonably capable of being associated with an individual including: (i) an individual’s first name or first initial and last name in combination with any of the following data elements for that individual: social security number, tax I.D. number, driver’s license number, passport number, military identification number, or any other similar number issued on a government document used to verify an individual’s identity; financial information including any financial account number or credit or debit card number; any information regarding an individual’s medical history, mental or physical condition, medical treatment or diagnosis or any other related healthcare information; health insurance information including an insurance policy number or subscriber identification number or any other unique identifier used by a health insurer to identify an individual; and/or (ii) a username or email address in combination with a password or security question and answer that would permit access to an online account.
(g)The term “Prospective Business Partner” shall mean any prospective Business Partner (including any Person who has evidenced an intention to conduct business with NeoGenomics or evidenced an intention to enter into any contract for services with NeoGenomics) whose business has been solicited on behalf of NeoGenomics by any officer, employee, or agent of NeoGenomics within the one (1) year period immediately preceding the activity restricted by Section 6 of this Agreement, other than by form offer letter, blanket mailing or published advertisement.
(h)The term “Protected Health Information” shall mean information that is created, received, or maintained by NeoGenomics related to an individual’s health care (or payment related to health care) that directly or indirectly identifies the individual.
(i)The term “Restricted Area” shall include any geographical location anywhere in the world where Employee has been assigned to perform and/or has performed services on behalf of NeoGenomics during Employee’s employment with NeoGenomics and where NeoGenomics either (a) is engaged in business, and/or (b) is actively planning to engage in business, in each case, during Employee’s employment or, with respect to the portion of the Restricted Period that follows the termination of Employee’s employment, at the time Employee’s employment terminates. For avoidance of doubt, Employee acknowledges that, among other places, NeoGenomics operates CAP accredited and CLIA certified laboratories or otherwise has business operations in Florida; California; Texas; Georgia; Tennessee; Arizona; Massachusetts; North Carolina; China; Switzerland; and Singapore.

(j)The term “Restricted Business” shall mean any business that competes with the Business of NeoGenomics, as such business now exists (and is defined above in the Recitals) or may exist at the time of the termination of Employee’s employment with NeoGenomics for whatever reason. For the avoidance of doubt, Employee acknowledges that Business of NeoGenomics includes but is not limited to providing specialized products and services to pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.

4

Exhibit 10.1

(k)The term “Restricted Period” shall mean during Employee’s employment with NeoGenomics and the twelve (12) months immediately following termination of Employee’s employment with NeoGenomics for whatever reason.

3.     Loyalty and Best Efforts. The Employee shall devote his or her undivided loyalty and best efforts to the business of NeoGenomics. The Employee shall not, during the period of employment, be engaged in any other occupation, professional or business activity that conflicts with any obligations under this Agreement or provide services to or otherwise aid in any manner any business that competes with the Restricted Business, whether directly or indirectly. The Employee shall advise the NeoGenomics Chief Human Resources Officer, or his/her designee, at such time as an activity either of NeoGenomics or another business presents the Employee with a potential conflict of interest. The Employee shall take whatever action is requested by NeoGenomics to resolve the conflict that NeoGenomics reasonably finds to exist. The Employee further agrees to comply at all times with NeoGenomics’ workplace policies and procedures, including its Code of Conduct, as these policies may be amended from time to time.

4.     Non-Competition. As a material inducement to NeoGenomics to allow Employee to remain an Employee of NeoGenomics as well as all other consideration outlined in this Agreement, Employee agrees that, during the Restricted Period, Employee shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, in any capacity similar or related to the capacity in which Employee has been engaged by NeoGenomics, engage in or compete with, or undertake any planning to engage in or compete with, all or any portion of the Restricted Business anywhere in the Restricted Area; provided, however, that Employee may at any time passively own securities of any competitor corporation whose securities are publicly traded on a recognized exchange so long as (x) the aggregate holdings of Employee in any one such corporation shall constitute not more than 5% of the voting stock of such corporation and (y) Employee has no active participation in the business of such competitor corporation.
5.     Non-Solicitation of Employees or Independent Contractors. As a material inducement to NeoGenomics to allow Employee to remain an employee of NeoGenomics and to provide all other consideration outlined in this Agreement, Employee agrees that, during the Restricted Period, Employee shall not, directly or indirectly, (a) hire or engage, or solicit for hiring or engagement, any employee of NeoGenomics or (b) solicit or attempt to induce any independent contractor providing services to NeoGenomics in any capacity to terminate or diminish his, her or its relationship with NeoGenomics.

6.     Non-Solicitation of Business Partners and Prospective Business Partners. As a material inducement to NeoGenomics to allow Employee to remain an Employee of NeoGenomics and to provide all other consideration outlined in this Agreement, Employee agrees that, during the Restricted Period, Employee shall not, directly or indirectly, (a) solicit, attempt to solicit, induce, advise, or request any Business withdraw, curtail, reduce, or cancel his, her or its business relationship with NeoGenomics or (b) seek to persuade any Business Partner, or any Prospective Business Partner, to conduct with anyone else any business or activity which such Business Partner or Prospective Business Partner conducts or could conduct, with NeoGenomics; provided, however, that these restrictions will apply only if Employee has performed work for such Person during Employee’s employment with NeoGenomics or

5

Exhibit 10.1
otherwise had contact with such Person during Employee’s employment or other associations with NeoGenomics, or has had access to Confidential Information which would assist in Employee’s solicitation of such Person. Employee acknowledges and agrees that NeoGenomics has substantial relationships with its Business Partners and Prospective Business Partners which NeoGenomics expends significant time and resources in acquiring and maintaining, and that NeoGenomics has Confidential Information pertaining to its business and to its Business Partners and Prospective Business Partners, and that NeoGenomics’ Confidential Information and relationships with its Business Partners and Prospective Business Partners constitute significant and valuable assets of NeoGenomics.

7.     Non-Disclosure of Confidential Information of NeoGenomics. As a material inducement to NeoGenomics to allow Employee to remain an employee of NeoGenomics, and as a material inducement to NeoGenomics to disclose or allow to be known to Employee some or all of the Confidential Information during the term of Employee’s employment with NeoGenomics (at NeoGenomics’ sole and absolute discretion), Employee hereby agrees that all Confidential Information which Employee will create or to which Employee has access as a result of Employee’s employment and other associations with NeoGenomics is and will remain the sole and exclusive property of NeoGenomics. Employee agrees that, except as required for the proper performance of Employee’s regular duties for NeoGenomics, as expressly authorized in writing in advance by a duly authorized officer of NeoGenomics, or as required by applicable law, Employee will never at any time, either during or after employment by NeoGenomics, directly or indirectly, use, publish, disseminate, distribute or otherwise disclose any Confidential Information to any other person or entity. Employee agrees to take all steps necessary, and all steps requested by NeoGenomics, to ensure that the Confidential Information is kept secret and confidential and for the sole use and benefit of NeoGenomics and to comply with all applicable policies and procedures of NeoGenomics regarding the storage and security of all Confidential Information whether in hard copy form or stored on computer disks or other electronic media. Such policies and procedures may include, but not be limited to, a prohibition against Employee sending any NeoGenomics document to a personal e-mail account or using any removable media, such as a flash or external drive, at Employee’s work station, absent explicit written permission from a superior. Further, Employee will not view or access Personal Information or Personal Health Information unless required by NeoGenomics in the course of Employee’s job duties and responsibilities for NeoGenomics and then only when authorized by NeoGenomics to do so. Employee acknowledges that Employee shall bear all costs, losses, and damages resulting from any intentional breach of this Section 7, to the fullest extent permitted by applicable law.

8.     Notice of Immunity under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement, (a) Employee shall not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (a) is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding, and (b) if Employee files a lawsuit for retaliation by NeoGenomics for reporting a suspected violation of law, Employee may disclose NeoGenomics’ trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court

6

Exhibit 10.1
order. Notwithstanding the immunity from liability set forth in this Section 8, Employee understands that Employee may be held liable if Employee unlawfully discloses, accesses, or misappropriates trade secrets of NeoGenomics.

9.     Non-disparagement. Subject to the last sentence of Section 11 of this Agreement, during and after Employee’s employment with NeoGenomics, Employee will not make any representation or statement, whether written or oral, to any person or entity, including, but not limited to, former, current and potential clients, vendors, business partners, employees, or competitors of NeoGenomics, which reflects any opinion, judgment, observation or representation that may defame, disparage, harm, or otherwise reflect negatively on NeoGenomics or its officers, directors, or employees. Employee understands that Employee’s commitment not to defame, disparage, or impugn NeoGenomics’ reputation constitutes a willing and voluntary waiver of Employee’s rights under the First Amendment of the U.S. Constitution and other laws. Nothing in this Agreement, however, prohibits Employee from disclosing information about unlawful acts in the workplace, including but not limited to information pertaining to sexual harassment or any other unlawful or potentially unlawful conduct. Further, nothing in this Agreement, including this Section 9, is intended to limit or prohibit Employee from exercising Employee’s rights under Section 7 of the National Labor Relations Act.

10.     Return of Property and Confidential Information. Employee agrees that the Documents (as defined below) shall be the sole and exclusive property of NeoGenomics, and further agrees to safeguard all Documents upon termination of employment or at such earlier time or times as a duly authorized officer of NeoGenomics may specify. Employee further agrees that Employee will promptly deliver to NeoGenomics all originals and copies of any notes, data, reference materials, sketches, drawings, memoranda, documents, records and files, relating to the business, present or otherwise, whether or not incorporating or reflecting any Confidential Information or any copyrights or proprietary rights therein (whether maintained in tangible or intangible form, computer memory or other format), and whether made or compiled by or on behalf of Employee or made available to Employee by NeoGenomics (the “Documents”), in the possession, custody, or control of Employee upon termination of employment or at such earlier time or times as a duly authorized officer of NeoGenomics may specify. Following termination or a request to return Confidential Information, Employee will not acquire, use, maintain, copy, or disclose any materials containing Confidential Information. Employee will return any and all equipment, software, keys, access cards, files and other property belonging to NeoGenomics promptly upon termination of Employee’s employment and at any time at NeoGenomics’ request. Employee also agrees to disclose to NeoGenomics, at the time Employee’s employment terminates or at such earlier time or times as a duly authorized officer of NeoGenomics may specify, all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, any information which Employee has password-protected on any computer equipment, network or system of NeoGenomics. In the event of the termination of Employee’s employment, Employee agrees to sign and deliver the “Termination Certification” attached hereto as “Addendum A.”

11.     Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such

7

Exhibit 10.1
law, regulation or order. If Employee is requested or legally required to disclose any Confidential Information or trade secrets, Employee must notify NeoGenomics prior to doing so by providing NeoGenomics with written notice ten (10) business days in advance of the intended or compelled disclosure. (If disclosure is required sooner than ten (10) days, Employee must provide NeoGenomics with Notice immediately upon learning that disclosure is sought and before disclosure is required or compelled). Notice shall be provided to the following address: Legal Department, 9490 NeoGenomics Way, Fort Myers, FL 33912. For the avoidance of doubt, nothing in this Agreement limits, restricts or in any other way affects Employee’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity, or requires Employee to furnish notice to NeoGenomics of the same.

12.     Proprietary Rights and Assignment of Inventions. Employee agrees to promptly and fully disclose to NeoGenomics all inventions, discoveries, concepts, designs, descriptions, developments, methods, modifications, improvements, trade secrets, processes, procedures, plans, projects, systems, strategies, information, compositions, software, formulae, data, “know-how,” databases, algorithms, techniques and works of authorship and other intellectual property, sketches, schematics, technical documentation, or modifications or derivatives of any of the foregoing, whether or not patentable or protectable by copyright or constituting trade secrets, made or conceived, created, developed or reduced to practice, or learned by Employee (whether alone or jointly with others, whether or not during normal business hours or on or off NeoGenomics premises) during the period of Employee’s employment by NeoGenomics that relate either to the business of NeoGenomics or to any prospective activity of NeoGenomics or that result from any work performed by Employee for NeoGenomics or that make use of Confidential Information or any of the equipment or facilities of NeoGenomics (together, “Proprietary Inventions”). Employee acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of Employee’s employment with NeoGenomics and which are eligible for copyright protection are “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101) and shall, upon creation, be owned exclusively by NeoGenomics. Employee does hereby assign, and to the extent assignment cannot now be made, will hereby assign, to NeoGenomics the Employee’s entire right, title and interest in and to any and all Proprietary Inventions and related patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade secrets, rights in trade secrets and other intellectual property rights worldwide. Employee agrees to (i) cooperate fully with NeoGenomics both during and after employment with NeoGenomics to obtain, maintain and enforce patents, trademarks, copyrights, trade secrets and other intellectual property rights worldwide in Proprietary Inventions, (ii) to execute and any all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of further instruments of assignment or confirmatory and the provision of good faith testimony by declaration, by affidavit or in-person) requested by NeoGenomics to assign the Proprietary Inventions to NeoGenomics (or as otherwise directed by NeoGenomics) and to permit NeoGenomics to secure, prosecute and enforce any patents, copyrights or other proprietary rights to the Proprietary Inventions, and (iii) sign all papers and provide such assistance as NeoGenomics may reasonably deem necessary or desirable to protect its patents, trademarks, copyrights, trade secrets and other intellectual property rights worldwide in Proprietary Inventions. If NeoGenomics is unable, after reasonable effort, to secure the

8

Exhibit 10.1
Employee’s signature on any such papers, Employee hereby irrevocably designates and appoints each officer of NeoGenomics as the Employee’s agent and attorney-in-fact to execute any such papers on Employee’s behalf, and to take any and all actions as NeoGenomics may reasonably deem necessary or desirable to protect its patents, trademarks, copyrights, trade secrets and other intellectual property rights worldwide in Proprietary Inventions. Employee will not charge NeoGenomics for time spent in complying with these obligations.
Employee has attached to this Agreement, as “Addendum B” (“List of Inventions”), a complete list of what Employee represents to be all Inventions made, conceived, or first reduced to practice by Employee, alone or jointly with others, prior to Employee’s employment with NeoGenomics (i) with respect to which Employee has or had any property interest or claim of ownership and (ii) that if made, conceived or first reduced to practice during Employee’s employment with NeoGenomics, would constitute Proprietary Inventions. If no such Inventions list is attached to this Agreement, Employee represents that Employee has no such Inventions at the time this Agreement is signed. All Inventions related to any patent, copyright, trade secret, or other intellectual property rights worldwide and related to or useful in the Business worked on by Employee during Employee’s period of employment or within a period of one (1) year after the termination of employment with NeoGenomics for any reason shall be presumed to have been conceived during Employee’s employment with NeoGenomics and shall therefore be deemed a Proprietary Invention.
13.     Need for Restrictions. In signing this Agreement, Employee gives NeoGenomics assurance that Employee has carefully read and considered all the terms and conditions of this Agreement, including without limitation the restraints imposed on Employee under Sections 4, 5 and 6 above, that Employee has not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement, and that Employee has signed this Agreement knowingly and voluntarily. Employee acknowledges and agrees without reservation that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate business interests of NeoGenomics, including, without limitation, the need to protect NeoGenomics’ trade secrets and Confidential Information, and that each and every one of the restraints is reasonable in respect to scope, subject matter, length of time, and geographic area. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. Employee further agrees that no claimed breach of this Agreement or other violation of law by NeoGenomics, or change in the nature or scope of Employee’s employment or other relationship with NeoGenomics, shall operate to excuse Employee from the performance of Employee’s obligations under this Agreement. Employee also acknowledges, as set forth in Section 14 below, that NeoGenomics may obtain a temporary, preliminary and/or permanent injunction to restrain any violations of, or otherwise enforce this Agreement. Employee also acknowledges that, if Employee’s future employment’s job duties would inevitably cause Employee to disclose Confidential Information or trade secrets of NeoGenomics, NeoGenomics may seek to protect its legitimate business interests by enjoining Employee from working in that future position.
14.     Breach of Restrictive Covenants. Employee understands that if Employee violates the terms of this Agreement while employed by NeoGenomics, Employee will be subject to disciplinary action up to and including discharge from employment. Employee

9

Exhibit 10.1
acknowledges that Confidential Information is a special and unique asset of NeoGenomics and derives independent economic value, actual or potential, from not being generally known by the public or by other persons or entities who can obtain economic value from its disclosure. Employee further acknowledges that improper disclosure of NeoGenomics’ Confidential Information and the breach of any other restrictive covenant set forth this Agreement would cause irreparable injury to NeoGenomics, and that, if NeoGenomics shall bring legal proceedings against Employee to enforce any restrictive covenant, NeoGenomics shall be entitled to seek all available civil remedies, at law or in equity, including, without limitation, a preliminary or permanent injunction against any breach or threatened breach by Employee of any such covenants without having to post a bond, damages (including, without limitation, compensatory damages from actual loss of misappropriation and unjust enrichment), attorneys’ fees, and costs. If Employee violates any of the restrictions contained in this Agreement, the Restricted Period will be tolled, and will not run, during the period of any breach by Employee of such restrictions.
15.     Attorney’s Fees. If any legal proceedings are brought for the enforcement of this Agreement, in addition to any other relief to which the successful or prevailing party may be entitled, the successful or prevailing party shall be entitled to recover attorneys’ fees, investigative fees, administrative fees, court costs, and all expenses, including, without limitation, all fees, taxes, costs and expenses incident to post-judgment proceedings incurred by the successful or prevailing party in that action or proceeding. Said remedies shall not be deemed the exclusive remedies for any breach or threatened breach and NeoGenomics shall be entitled to any and all other remedies available by law or in equity.
16.     Duty to Disclose Agreement and to Report New Employer. NeoGenomics has a legitimate business purpose in the protection of its Confidential Information and, therefore, NeoGenomics has the right to such information as is reasonably necessary to inform NeoGenomics whether the terms of this Agreement are being complied with by Employee. Accordingly, Employee shall promptly notify any new employer of Employee’s obligations contained herein. Employee shall also provide NeoGenomics with the identity of Employee’s new employer and a description of the services being provided by Employee in sufficient detail to allow NeoGenomics to reasonably determine whether such activities fall within the scope of activities prohibited by the provisions of this Agreement.
17.     Prior Agreements. Employee represents and warrants that Employee is able to be employed by NeoGenomics and to perform the contemplated duties of Employee’s employment without being in breach of confidentiality agreements or disclosing proprietary information of any third party, and that no proprietary information of any third party shall be disclosed to NeoGenomics. Employee further represents and warrants that Employee is not prohibited from entering into this Agreement or performing services or complying with Employee’s obligations under it by any non-competition restriction, non-solicitation restriction, anti-piracy agreement, employment agreement, or any other agreement to which Employee is a party or is bound, and that Employee is not now subject to any covenants against competition or similar covenants or other obligations to third parties or to any court order, judgment or decree that would affect the performance of Employee’s obligations hereunder or Employee’s duties and responsibilities to NeoGenomics. Employee will not disclose to or use on behalf of NeoGenomics, or induce NeoGenomics to possess or use, any confidential or proprietary information of any previous employer or other third party without that party’s consent. Employee agrees to indemnify and hold NeoGenomics harmless of all claims or causes of action by any person or entity against

10

Exhibit 10.1
NeoGenomics arising out of any alleged breach by Employee of any such agreement or any other restrictions inconsistent with the aforementioned representations.
18.     Use of Employee Name, Image, and Voice. Employee authorizes NeoGenomics to use and publish Employee’s name and picture, including audio or video tape recordings, for purposes relating to NeoGenomics’ business without an additional release from Employee.
19.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Employee and NeoGenomics. and each of their respective successors, executors, administrators, heirs and assigns. This Agreement may be assigned by NeoGenomics without Employee’s consent; provided, however, NeoGenomics may assign its rights and obligations under this Agreement without Employee’s consent to one of its affiliates or to any Person with whom NeoGenomics shall hereafter effect a reorganization, consolidate or merge, or to whom NeoGenomics shall hereafter transfer all or substantially all of the properties or assets related to the business for which Employee works. This Agreement is not assignable by Employee.
20.     At-Will Employment. Employee acknowledges that this Agreement is not meant to constitute a contract of employment for a specific duration or term, and that Employee’s employment with NeoGenomics is at will. The Parties will retain the right to terminate Employee’s employment at any time, with or without notice or cause.

21.     Construction, Survival. If the scope of restrictions specified in this Agreement should be adjudged unreasonable in any proceeding, then the scope shall be reduced so that the restrictions may be enforced as is adjudged to be reasonable. In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof. Provisions of this Agreement shall survive any termination of Employee’s employment with NeoGenomics if so provided in this Agreement or if necessary or desirable to accomplish the provision of other surviving provisions.
22.     Amendments and Waiver. No provision of this Agreement may be modified, waived, or discharged (and no breach shall be deemed to be waived) unless such waiver, modification, or discharge is approved by NeoGenomics and agreed to in writing and signed by Employee and such officer as may be specifically authorized by NeoGenomics. The failure of a Party at any time to require performance of any Section of this Agreement will not affect such Party’s rights at a later time to enforce such Section. No waiver by a Party of any breach of this Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.
23.     Right to Review and Seek Counsel. Employee acknowledges that Employee has had the opportunity to seek independent counsel in connection with the execution of this Agreement, and Employee represents and warrants to NeoGenomics (a) that Employee has sought such independent counsel and advice as Employee has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby, and (b) that Employee has not relied on any representation of NeoGenomics as to the consequences of the execution hereof.

11

Exhibit 10.1
24.     Headings and Captions. The titles and captions of sections and subsections contained in this Agreement are provided for convenience of reference only, and shall not be considered terms or conditions of this Agreement.
25.     Venue and Governing Law. This Agreement is a Florida contract and shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to the conflict of laws principles that could result in the application of the laws of another jurisdiction. The Parties expressly consent to the exclusive jurisdiction and venue of any state Court of competent jurisdiction in Lee County, Florida or the United States District Court for the Southern District of Florida, in connection with any dispute arising out of this Agreement, and agree that any such dispute shall be brought and maintained solely in such courts. The Parties expressly waive any claims or defenses of forum non conveniens to jurisdiction and venue in any state Court of competent jurisdiction in Lee County, Florida or the United States District Court for the Southern District of Florida.
26.     Waiver of Jury Trial. EMPLOYEE WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED IN CONNECTION HEREWITH OR HEREAFTER OR RELATED    IN    ANY    FASHION    TO    EMPLOYEE’S    EMPLOYMENT    WITH NEOGENOMICS.
27.     Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
28.     Entire Agreement. This Agreement contains the entire understanding of the Parties hereto, with the inclusion of any applicable addendums attached to this Agreement, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement. This Agreement supersedes all negotiations, communications, preliminary agreements, and all prior and contemporaneous discussions and understandings of the Parties hereto and/or their affiliates, whether written or oral, in connection with the subject matter of this Agreement, except however, that (x) this Agreement will not terminate or supersede any additional obligations Employee may have pursuant to any other agreement or under applicable law with respect to confidentiality, assignment of rights to intellectual property or the like and (y) this Agreement shall be read in pari material with the Employment Agreement. Employee acknowledges that Employee has not relied on any prior or contemporaneous discussions or understandings in entering into this Agreement. The provisions of this Agreement are severable.

[Signatures Appear on the Following Page]

12

Exhibit 10.1
EMPLOYEE CERTIFIES THAT EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND ACCEPTS THE OBLIGATIONS THAT IT IMPOSES WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO SUCH PERSON TO INDUCE THE SIGNING OF THIS AGREEMENT. INTENDING TO BE LEGALLY BOUND HEREBY, EMPLOYEE HAS SIGNED THIS AGREEMENT AS OF THE DAY AND YEAR WRITTEN BELOW (SUCH DATE, THE “EFFECTIVE DATE”).

EMPLOYEE

Name:

NEOGENOMICS LABORATORIES, INC.

Name:
Signature:         Title:
Date:            Signature:

Address:

Date:
Address: 9490 NeoGenomics Way Fort Myers, FL 33912

13

Exhibit 10.1
ADDENDUM A TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, files, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, Confidential Information, Inventions, other documents or property, or reproductions of any aforementioned items belonging to NeoGenomics.

I further certify that I have complied with all the terms of NeoGenomics’ Non-Competition, Non-Solicitation, and Non-Disclosure Agreement signed by me, including the reporting of any Inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others).

I understand that post-termination obligations exist under the Non-Competition, Non-Solicitation, and Non-Disclosure Agreement signed by me and that NeoGenomics may seek any and all avenues of legal redress should I breach that Agreement. I further certify that I have complied with terms of that Agreement and will comply with all post-termination obligations under that Agreement.

Jeffrey S. Sherman
Employee Name

Date: April 14, 2026

/s/ Jeffrey S. Sherman
Employee Signature

14

Exhibit 10.1
ADDENDUM B: LIST OF INVENTIONS

List of all inventions or improvements (referred to in Section     of the Agreement) made by the Employee, alone or jointly with others, prior to joining NeoGenomics.

Right, Title or Interest	Date Acquired	Identifying Number or
(If none, please write		Brief Description of
“NONE”.)		Inventions or
Improvements

15